UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF EXECUTIVE OFFICER AND DIRECTOR; APPOINTMENT OF EXECUTIVE OFFICER

On March 4, 2022, Mr. Brandon Thall tendered his resignation as Chief Financial Officer of Selectis Health, Inc. (the “Company”), effective immediately. Christine Lucus, formerly serving as Controller, has been appointed interim CFO of the Company effective March 4, 2022.

Ms. Lucus’ base salary will be $135,000 per year and she will be eligible to earn an additional $15,000 bonus if the Company’s three 10-Q’s and 10-K are filed in a timely manner without extension.

Below is the biographical information for Mrs. Lucus.

Christine Lucus, age 32, joined the Company in April, 2021 as the Controller. Mrs. Lucus has spent her career in the pharmaceutical industry. Prior to joining the Company, she was the Controller for NASDAQ listed Neubase Therapeutics, Inc. (formerly Ohr Pharmaceuticals) for seven (7) years. She has focused on financial statements, 10Q and 10K SEC preparation and reporting, plan administration for the groups 401K, FSA and health benefits and managing the balance sheet and income statement accounts by keeping reconciliations of each account and implementing financial controls. Prior to Neubase Therapeutics, Inc. Ms. Lucus was the Accounting and HR Manager for Drug Delivery, Inc.

Mrs. Lucus has been an integral part of helping publicly held companies successfully raise capital in the public markets, most notably raising $36 million in April 2020. She holds a Bachelor of Science Degree in Accounting from San Diego State University, where she served as VP of Activities in Student Accountancy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: March 9, 2022	/s/ Lance Baller
Lance Baller, CEO